EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

DeVry Inc.
Subsidiaries:	DeVry University, Inc.(13)
DeVry/New York, Inc.
DeVry Medical International, Inc.
Dominica Services Inc.(1)
Ross University Services, Inc.(1)
International Education Holdings, Inc.(2)(13)
Becker Professional Development Corporation
DeVry/Becker Educational Development Corp.
Newton Becker Limited(3), a Hong Kong company
Becker CPA Review Limited(3), an Israeli company
Chamberlain College of Nursing and Health Sciences, Inc.
Chamberlain College of Nursing, LLC(4)
Advanced Academics Inc.
Heartland Health Science University, Inc.
College Finance Corporation
U.S. Education Corporation (d/b/a: Carrington Colleges Group, Inc.)(13)
DeVry Online Services, LLC
AUC School of Medicine, B.V., a Sint Maarten company
DeVry University, Inc.
Subsidiaries:	DeVry Educational Development Corp.
DeVry Canada, LLC
International Education Holdings, Inc.
Subsidiaries:	Global Education International, a Barbados company
Ross University Management, Inc.(6), a St. Lucia company
Ross University School of Medicine, School of Veterinary Medicine Limited(7), a
Dominica company
Ross University School of Medicine, School of Veterinary Medicine (St. Kitts)
Limited(7), a St. Kitts company
Ross (Bahamas) Ltd. (7), a Bahamas company
Global Education International BV, a Netherlands company
Fanor Faculdades Nordeste, s/a, (7)(8)a Brazilian company
Centro Baiano de Ensino Superior Ltda (“Area 1”), a Brazilian company(9)
Academia Baiana de Esino Pesquisa e Extensao Ltda (“Roy Barbosa”), a Brazilian
company(9)
Accountancy Tuition Centre (International Holdings) Limited, a United Kingdom
company(7)
Accountancy Tuition Centre
(International Holdings) Limited
Subsidiaries	Portdawn Services Limited, a United Kingdom and British Virgin Islands company
International Financial Reporting Solutions, a United Kingdom company
International Accounting Solutions Limited, a United Kingdom company
Accountancy Tuition Centre (Professional Training Club) Limited, a United Kingdom company
Accountancy Tuition Centre (Poland) Limited, a United Kingdom and Poland company
ATC Polska SP zoo, a Poland company
Accountancy Tuition Centre (Kazakstan) Limited, a United Kingdom and Kazakstan company
Accountancy Tuition Centre (International) Limited, a United Kingdom and Russia company
Accountancy Tuition Centre (Hungary) Limited, a United Kingdom and Hungary company
Accountancy Tuition Centre (Ukraine), a United Kingdom and Ukraine company
Accountancy Tuition Centre, Ukraine, a Ukraine company
U.S. Education Corporation
Subsidiaries (d/b/a:Carrington Colleges
Group, Inc.):
American Institute of Health Technology(10)
EdCOA, Inc. (d/b/a: Carrington College California)

Western College of Southern California, Inc. (11)
Silicon Valley College(11)

Apollo College Inc. (d/b/a: Carrington College)
Apollo College — Tucson, Inc.(12)
Apollo College — Westside, Inc. (12)
Apollo College — Spokane, Inc. (12)
Apollo College of New Mexico LLC (12)
Apollo College — Phoenix, Inc. (12)
Apollo College — Tri-City, Inc. (12)
Apollo College — Portland, Inc. (12)

(1)	Subsidiary of DeVry Medical International, Inc.

(2)	1% owned by DeVry Inc. and 99% owned by Ross University Services, Inc.

(3)	Subsidiary of DeVry/Becker Educational Development Corp.

(4)	Subsidiary of Chamberlain College of Nursing and Health Sciences, Inc.

(5)	Subsidiary of Global Education International, a Barbados company

(6)	Subsidiary of Ross University Management, Inc.

(7)	Subsidiary of Global Education International BV, a Netherlands company

(8)	83.5% owned by Global Education International BV

(9)	Subsidiary of Fanor

(10)	Subsidiary of PCC Acquisition Corporation

(11)	Subsidiary of EdCOA, Inc.

(12)	Subsidiary of Apollo College, Inc.

(13)	Subsidiaries of DeVry University, Inc., International Education Holdings, Inc. and U.S. Education Corporation are listed below.

113